                                                                   EXHIBIT 10.20

                                WARRANT AGREEMENT

        WARRANT AGREEMENT dated as of June 1, 2000, by and between Edelbrock Corporation, a Delaware Corporation (the "Company"), and JG Engine Dynamic, Inc., a California corporation and Automotive Systems Group, Inc., a California corporation, jointly hereafter ("HOLDER").

                                    RECITALS:

        WHEREAS, the Company proposes to issue to HOLDER warrants (the "Warrants") to purchase up to 80,000 shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

        WHEREAS, the Warrant issued pursuant to this Agreement is being issued by the Company to HOLDER in partial consideration for the grant by HOLDER of a license to the Company to make, use and sell certain products incorporating certain intellectual property and other rights of HOLDER all as set forth in that certain Product Development and Distribution Agreement of even date herewith by and between the Company and HOLDER (the "Product Agreement").

        NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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        1. Grant. On the terms and subject to the conditions set forth herein, and unless this agreement is terminated prior to exercise in accordance with
Section 16 hereof, HOLDER is hereby granted the right to purchase, at any time from [JUNE 1, 2001] until 5:00 P.M., Pacific Time, on [MAY 31, 2010] (the "Warrant Exercise Term"), up to 80,000 Warrant Shares at an initial exercise price per Warrant Share (subject to adjustment as provided in Article 8 hereof) equal to the closing price of the Common Stock on the effective date of this Agreement as reported on the Nasdaq national Market System ("Nasdaq") or, if no shares of Common Stock were traded on that date, the closing price of the Common Stock on the next preceding date on which a sale of Common Stock was reported by Nasdaq.

        2. Warrant Certificate. The warrant certificate (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

        3. Exercise of Warrants: Forfeiture.

               3.1 Vesting of Warrant Shares. Subject to Section 3.2, the Warrants shall vest and be exercisable as follows:

               25% vesting annually on June 1st of each year for a period of four (4) years with the first 25% vesting on June 1, 2001, until fully vested.

Shares which are vested in accordance with Sections 3.1 and 3.2 hereof are referred to herein as "Vested Shares." Shares which have not vested in accordance with Sections 3.1 and 3.2 are referred to herein as "Non-Vested Shares." Warrants may be exercised only for Vested Shares.


               3.2 Termination of Vesting. Notwithstanding the foregoing, in the event the Product Agreement, by and between the Company and HOLDER shall terminate in accordance with its terms, the Warrants will cease to vest and Warrants for all Non-Vested Shares shall be returned to the Company.


               3.3 Cash Exercise. Warrants are exercisable, with respect to Vested Shares and subject to the conditions set forth in this Agreement, by payment of the applicable Exercise Price (as defined below) per Warrant Share, in cash or by certified or official bank check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (currently located at 2700 California Street, Torrance, California 90503) HOLDER shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Warrant Shares) (but, in any case, not for less than 1,000 Warrant Shares). In the case of the purchase of less than all the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute


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and deliver a new Warrant Certificate of like tenor for the balance of the
Warrant Shares purchasable thereunder.

               3.4 Cashless Exercise. Assuming all conditions to exercise are satisfied, at any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrant, in whole or in part (but, in any case, not for less than 1,000 shares) (a "Warrant Exchange"), into the number of shares of Common Stock determined in accordance with this Section 3.4, by surrendering the Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the specific date (not earlier than the date of such surrender and not later than three (3) business from the date of surrender (the "Exchange Date")) on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the Exchange Date. Certificates for the shares of Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to the Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, the Warrant shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the nearest integer) equal to (i) the number of Vested Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the then-current Exercise Price by (B) the market value of a share of Common Stock on the Exchange Date, determined by the closing price as reported by Nasdaq or by a national exchange. Warrants exchanged for shares of Common Stock shall no longer entitle the HOLDER to purchase the number of Vested Shares so exchanged, and in no event shall the Company be required to issue shares of Common Stock hereunder in exchange for Warrants for Non-Vested shares.


        4. Issuance of Certificates. Upon the exercise of the Warrants for cash or upon a Warrant Exchange, the issuance of certificates for the Warrant Shares purchased or issuable on exchange shall be made within three business days without charge to the HOLDER including, without limitation, any tax which may be payable by the Company in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the HOLDER.

        The Warrant Certificate and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. The Warrant Certificate and certificates representing the Warrant Shares shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

        Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:


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                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

        5. Investment Intent Representation.

               5.1 The Warrants acquired hereunder are being acquired for HOLDER's own account, and not with a view to the distribution thereof, except as permitted under the Securities Act and the regulations thereunder. HOLDER has not been organized for the sole purpose of investing in securities of the Company, although such investment is consistent with its purposes.

               5.2 HOLDER understands that the acquisition of the Warrants represents a speculative investment, and HOLDER is able, without impairing its financial condition, to hold the Warrants for an indefinite period of time and to suffer a complete loss of its investment. HOLDER (knows how, and is able, to retrieve from the Internet, and has had the opportunity to review, a copy of the Company's Form 10-K for the year ending June 30, 1999, and all other public documents filed with the Securities and Exchange Commission; and HOLDER has had the opportunity to ask questions of the Company's management and has had access to such other information about the Company as HOLDER has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Warrants.

               5.3 HOLDER understands that the Warrants will not be registered under the Securities Act and will be issued to HOLDER without such registration by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of HOLDER's investment intent as expressed herein.

               5.4 HOLDER acknowledges that by reason of the business or financial experience of its general partner and officers it has the ability to bear the economic risk of his or its investment pursuant to this Agreement.

               5.5 HOLDER, by its acceptance thereof, covenants and agrees that the Warrant is being acquired as an investment and not with a view to the distribution thereof.


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        6. Registration Under the Securities Act of 1933. The Warrants and the
Warrant Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

        7. Price.

               7.1 Initial and Adjusted Exercise Price. The initial per share exercise price of the Warrant shall be equal to the closing price of the Common Stock on the effective date of this Agreement as reported on the Nasdaq National Market System ("Nasdaq") or, if no shares of Common Stock were traded on that date, the Closing Price of the Common Stock on the next preceding date on which a sale of Common Stock was reported by Nasdaq. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

               7.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price or the adjusted exercise price, depending upon the context.

        8. Adjustments of Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as follows:

               8.1 Certain Increases of Shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Warrant Shares and the Exercise Price shall, on the payment date or exercise price thereof, as the case may be, appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased and the Exercise Price decreased in proportion to such increase of outstanding shares.

               8.2 Certain Decreases of Shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of outstanding shares of Common Stock, the number of Warrant Shares and the Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased and the Exercise Price increased in proportion to such decrease of outstanding shares.

               8.3 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or


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
combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Warrant Shares (to the extent vested) underlying the Warrant at a price equal to the product of (x) the number of shares of Common Stock issuable upon conversion of the Warrant Shares (to the extent vested) and (y) the Exercise Price prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrant (to the extent vested).

               8.4 Redemption of Warrant: Redemption of Warrant Shares. Notwithstanding anything to the contrary contained in the Warrant or elsewhere, the Warrant cannot be redeemed by the Company under any circumstances.

               8.5 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Warrant issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unexercised Warrant shall be entitled, in addition to the securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

        9. Exchange and Replacement of Warrant Certificates. The Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

        10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

        11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant and conversion of the Warrant shares, such number of shares of Warrant Stock and Common Stock as shall be issuable upon such exercise or conversion, as the


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
case may be. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor (if a cash exercise), all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares to be listed on or quoted by NASDAQ or listed on such national securities exchanges as the Company's Common Stock is listed.

        12. Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                (b) the Company shall offer to ail the holders of its Common Stock any additional shares of capital stock of the company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holder of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.


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
        13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                (a) If to the HOLDER, to the address as shown on the books of the Company; or

                (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holder.


        14. Supplements and Amendments. The Company and HOLDER may from time to time supplement or amend this Agreement without the approval of HOLDER in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and HOLDER may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interests of the Holder of the Warrant.

        15. Successors: Transfers; Assignments.

               15.1 All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

               15.2 Warrants may not be transferred or assigned, in whole or in part, to any party, without the prior consent of the Company (which consent shall not be unreasonably withheld and may be conditioned on the agreement of the transferee or assignee to be bound by the applicable terms of this Agreement) and subject to compliance with applicable securities laws, provided, that HOLDER may transfer Warrants to any person who assumes HOLDER's rights and obligations under the License Agreement and shall be required to make such other representations and warranties as may reasonably required by counsel to the Licensee to effect such transfer or assignment.

               15.3 HOLDER shall be entitled to transfer Warrant Shares at any time subject to compliance with applicable securities laws.


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
        16. Termination. This Agreement shall terminate at the close of business on May 31, 2010. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when the Warrant has been exercised and all securities underlying the Warrant have been resold to the public.

        17. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be in contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

        18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and HOLDER any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and HOLDER.

        19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                                  EDELBROCK CORPORATION

                                        By: /s/ VICTOR EDELBROCK
                                           -------------------------------
                                           Name: Victor Edelbrock
                                           Title: President


Attest:

/s/ CATHLEEN EDELBROCK-FORD
-------------------------------
Name:
Title: Secretary

                                        JG ENGINE DYNAMICS, INC.

                                        By: /s/ JAVIER GUTIERREZ
                                           -------------------------------
                                           Name:
                                           Title: President


                                        AUTOMOTIVE SYSTEMS GROUP INC.

                                        By: /s/ SCOTT REVELL
                                           -------------------------------
                                           Name:
                                           Title: V. President


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
                                    WARRANTS

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


           EXERCISABLE AT ANY TIME FOR VESTED SHARES AT ANY TIME UNTIL
                     5:00 P.M., PACIFIC TIME, [MAY 31, 2010]

                                 80,000 Warrants


                               WARRANT CERTIFICATE

        This Warrant Certificate certifies that J.G. ENGINE DYNAMICS, INC., a California corporation and Automotive Systems Group, Inc., a California corporation, jointly hereafter ("HOLDER"), or registered assigns, is the registered holder of Warrants to purchase, subject to the terms hereof, at any time until 5:00 p.m., Pacific time on May 31, 2010 ("Expiration Date"), up to Eighty Thousand (80,000) fully-paid and non-assessable share(s) (the "Shares") of Common Stock, par value $0.01 per share ("Common Stock"), of Edelbrock Corporation, a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $11.00 per share, upon surrender of this Warrant Certificate and, if exercised for cash, payment of the Exercise Price at an office or agency of the Company, but subject in all respects to the terms and conditions set forth herein and in the Warrant Agreement dated as of June 1, 2000, by and between the Company and HOLDER (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of cash or check. Alternatively, Warrants may be exchanged for Shares in a "cashless" exercise pursuant to the terms of the Warrant Agreement. Unless otherwise provided, capitalized terms used herein shall have the same meaning as in the Warrant Agreement.

        No Warrant may be exercised after 5:00 P.M., Pacific time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.


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

       This Warrant shall vest and be exercisable as follows:

              25% vesting annually on June 1 of each year for a period of four years with the first 25% vesting on June 1, 2001, until fully vested. Notwithstanding the foregoing, in the event the Product Agreement by and between the Company and HOLDER dated June 1, 2000, shall terminate in accordance with its terms, the Warrants will cease to vest and Warrants for all Non-Vested Share shall be returned to the Company.

              Warrants may be exercised only for Vested Shares.

       The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

       The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

       Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

       Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

       The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.



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

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: June 1, 2000                     EDELBROCK CORPORATION

[SEAL]                                  By: /s/ VICTOR EDELBROCK
                                           -------------------------------------
                                           Name: Victor Edelbrock
                                           Title: President
Attest:

 /s/ CATHLEEN EDELBROCK-FORD
-------------------------------
Name:  Cathleen Edelbrock-Ford
Title: Secretary



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